Exhibit 3.15

CERTIFICATE OF INCORPORATION

OF

THERMO FLUIDS INC.

* * * * * * *

FIRST: The name of the corporation is:

Thermo Fluids Inc.

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company;

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is one thousand (1,000), and the par value of each of such shares is one cent ($0.01), amounting in the aggregate to ten dollars ($10.00) of capital stock.

FIFTH: The name and mailing address of the sole incorporator is as follows:

NAME	MAILING ADDRESS

Barbara J. Lucas	81 Wyman Street Waltham, Massachusetts 02254

SIXTH: The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until his successor is elected and qualified is as follows:

NAME	MAILING ADDRESS

John P. Appleton	81 Wyman Street Waltham, Massachusetts 02254

Jeffrey L. Powell	1964 S. Orange Blossom Trail Apopka, Florida 32703

James Lousararian	81 Wyman Street Waltham, Massachusetts 02254

SEVENTH: The corporation is to have perpetual existence.

EIGHTH: The private property of the stockholders shall not be subject to the payment of the corporation debts to any extent whatever.

NINTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in the furtherance and not in limitation of the powers conferred upon the corporation by statute:

(a) The by-laws of the corporation may fix and alter, or provide the manner for fixing and altering, the number of directors constituting the whole Board. In case of any vacancy on the Board of Directors or any increase in the number of directors constituting the whole Board, the vacancies shall be tilled by the directors or by, the stockholders at the time having voting power, as may be prescribed in the by-laws. Directors need not be stockholders of the corporation, and the election of directors need not be by ballot.

(b) The Board of Directors shall have the power and authority:

(1) to make, alter or repeal by-laws of the corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

(2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

(3) subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

TENTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

ELEVENTH: The corporation shall indemnify each director and officer of the corporation, his heirs, executors and administrators, and may indemnify each employee and agent of the corporation, his heirs, executors, administrators and all other persons whom the corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the extent provided by law (a) against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, or in connection with any appeal therein, or otherwise; and no provision of this Article Eleventh is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the General Corporation Law of the State of Delaware upon the corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect.

The Board of Directors of the corporation may, in its discretion, authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article Eleventh.

TWELFTH: No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Twelfth shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title S of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Twelfth shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

THIRTEENTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my at and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 16th day of November, 1993.

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (“Agreement and Plan of Merger”), dated as of February 1, 2001, is entered into by and among TFI ACQUISITION CORP., a Delaware corporation (“Parent” or “Terminating Corporation”), and Ti MO FLUIDS INC., a Delaware corporation and a wholly-owned subsidiary of Parent (hereafter referred to as “Thermo” or “Surviving Corporation”). Parent and Thermo are herein sometimes collectively called the “Constituent Corporations.”

W I T N E S S E T H:

WHEREAS, Thermo is a corporation duly organized and existing under the laws of the State of Delaware, with its principal office located at 3401 W. Jefferson Street, Phoenix, AZ 85043, and, as of the date hereof the authorized capital stock of Thermo consists of 1,000 shares of Common Stock, par value $.01 per share, of which 100 shares are issued, outstanding and owned, beneficially and of record, by Parent (the “Thermo Common Stock”);

WHEREAS, Parent is a corporation duly organized and existing under the laws of the State of Delaware, with its registered office located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and, as of the date hereof the authorized capital stock of Parent consists of 1,000 shares of common stock, par value $.0001 per Share, of which 100 shares are issued and outstanding (the “Parent Common Stock”); and

WHEREAS, pursuant to Sections 141(f) and 251 of the Delaware General Corporation Law (the “Delaware Act”), the Board of Directors of Thermo has adopted a resolution approving the Agreement and Plan of Merger by unanimous written consent in lieu of a meeting dated February 1, 2001, and declaring its advisability and has submitted the same to the sole stockholder of Thermo; and

WHEREAS, the sole stockholder of Thermo, constituting all of the stockholders of Thermo entitled to vote, approved the Agreement and Plan of Merger by unanimous written consent in lieu of a meeting dated February 1, 2001, pursuant to Section 228 of the Delaware Act; and

WHEREAS, pursuant to Sections 141(f) and 251 of the Delaware Act, the Board of Directors of Parent has adopted a resolution approving the Agreement and Plan of Merger, by unanimous written consent in lieu of a meeting dated February 1, 2001, and declaring its advisability and has submitted the same to the sole stockholder of Parent; and

WHEREAS, the sole stockholder of Parent, constituting all of the stockholders of Parent entitled to vote approved the Agreement and Plan of Merger by unanimous written consent in lieu of a meeting dated February 1, 2001, pursuant to Section 228 of the Delaware Act; and

WHEREAS, the Constituent Corporations otherwise desire to effectuate the merger of Parent with and into Thermo in accordance with this Agreement and Plan of Merger (the “Merger”), and the governing laws of the State of Delaware permit such Merger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

1.1 Merger. Upon the terms and subject to the conditions set forth herein Parent shall be merged with and into Thermo upon the filing of a the Agreement and Plan of Merger with the Secretary of State of the State of Delaware in accordance with Section 251 of the Delaware Act (the time of such filing with the Secretary of State of the State of Delaware is referred to herein as the “Effective Time”; and the “Effective Date” of the Merger shall be February 1, 2001). The separate corporate existence of Parent shall thereupon cease and Thermo shall be the Surviving Corporation and the separate corporate existence of Thermo shall continue unaffected and unimpaired by the Merger.

ARTICLE II

2.1 Certificate of Incorporation of Surviving Corporation. From and after the Effective Time; the Certificate of Incorporation of Thermo shall be the Certificate of Incorporation of the Surviving Corporation.

2.2 Bylaws of Surviving Corporation. The Bylaws of Thermo, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until duly amended in accordance with such Bylaws and applicable law.

2.3 Officers and Directors of Surviving Corporation. The offices and directors of the Surviving Corporation shall, after the Effective Time, be as set forth below, in each case until their respective successors are duly appointed or elected and qualified, or until their earlier death, resignation or removal:

Directors

Ian Hislop, Chairman of the Board of Directors

Douglas Berman Director

Christopher Weidenhammer, Director

Sarni Mnaymneh, Director

William Newton, Director

Officers

William Newton. President

Doug Berman, Vice President

Chris Weidenhammer Vice President, Secretary and Treasurer

Dave Brady, Vice President and Assistant Secretary

The address of such officers and directors shall be: c/o HIG Recycling, Inc., 1001 Brickell Bay Drive — 27th Floor, Miami, Florida 33131.

ARTICLE III

3.1 Impact of Parent Common Stock and Thermo Common Stock

3.1.1 Conversion of Parent Common Stock. At the Effective Time, each share of Parent Common Stock which is issued and outstanding immediately prior to the Effective Time shall be converted without any action on the part of the holder thereof into and be exchangeable for one share of Thermo Common Stock. Immediately prior to the Effective Time, each share of Parent Common Stock which constitutes treasury stock immediately prior to the Effective Time shall be canceled. If, between the date of this Agreement and Plan of Merger and the Effective Time, the outstanding shares of Thermo Common Stock shall have been changed into a different number of shares by reason of any reclassification, recapitalization, splitup, combination, exchange of shares or readjustment, or a stock dividend. thereon shall be declared with a record date within said period, the number of shares of Thermo Common Stock into which shares of Parent Common Stock are to be converted shall be correspondingly adjusted.

3.1.2 Impact on Thermo Common Stock. At the Effective Time, each share of Thermo Common Stock that is issued and outstanding immediately prior to the Effective Time shall be canceled.

ARTICLE IV

4.1 When the Merger has been effected:

4.1.1 Corporate Existence. The separate existence of Parent shall cease, and the corporate existence and corporate identity of Thermo shall continue as the Surviving Corporation under its present name.

4.1.2 Surviving Corporation. Thermo shall have the rights, privileges, immunities, and powers, and shall be subject to all of the duties and liabilities, of a corporation organized under the Delaware Act. Thermo shall possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations. All property, real, personal and mixed, and all debts due on whatever accounts, all other chosen in action, and all and every other interest, belonging to either of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in Thermo without further act or deed. Thermo shall he responsible and liable for all liabilities and obligations of each of the Constituent Corporations, and any claim existing or action or proceeding pending by or threatened against either of the Constituent Corporations may be prosecuted as if such Merger had not taken place or Thermo may be substituted in its place. Neither the rights of creditors nor liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

ARTICLE V

5.1 Amendment. Subject to applicable law, this Agreement and Plan of Merger may be amended, modified or supplemented only by written agreement of Parent and Thermo, or by the respective officers thereunto duly authorized, at any time prior to the Effective Time.

5.2 Counterparts. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

5.3 Governing Law. This Agreement and Plan of Merger shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflict of laws principles thereof.

[Signatures on next page.]

IN WITNESS WHEREOF, Parent and Thermo have caused this Agreements and Plan of Merger to be executed in their respective corporate names by their respective officers on the day, month and year first above written.

CERTIFICATE OF THE

SECRETARY OF

THERMO FLUIDS INC.

I, Chris Weidenhammer, Secretary of THERMO FLUIDS INC., a corporation organized and existing under and by virtue of the laws of the State of Delaware, hereby certify as follows:

1. The Board of Directors of Thermo Fluids Inc., pursuant to Section 251 of the Delaware General Corporation Law, has duly adopted a resolution approving the foregoing Agreement and Plan of Merger and declaring its advisability, and submitted to the sole stockholder of Thermo Fluids Inc. the Agreement and Plan of Merger for approval; and

2. Thereafter, the sole stockholder of Thermo Fluids Inc., constituting all of the stockholders of Thermo Fluids Inc. entitled to vote, approved the Agreement and Plan of Merger by unanimous written consent in lieu of a meeting pursuant to Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, I have hereunto signed my name as Secretary of THERMO FLUIDS INC. and affixed the seal of said corporation on this 1st day of February, 2001.

[Corporate Seal]

CERTIFICATE OF THE

SECRETARY OF

THERMO FLUIDS INC.

I, Chris Weidenhammer, Secretary of TFI Acquisition Corp., a corporation organized and existing under and by virtue of the laws of the State of Delaware, hereby certify as follows:

1. The Board of Directors of TFI Acquisition Corp., pursuant to Section 251 of the Delaware General Corporation Law, has duly adopted a resolution approving the foregoing Agreement and Plan of Merger and declaring its advisability, and submitted to the sole stockholder of TFI Acquisition Corp. the Agreement and Plan of Merger for approval; and

2. Thereafter, the sole stockholder of TFI Acquisition Corp., constituting all of the stockholders of TFI Acquisition Corp. entitled to vote, approved the Agreement and Plan of Merger by unanimous written consent in lieu of a meeting pursuant to Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, I have hereunto signed my name as Secretary of TFI Acquisition Corp. and affixed the seal of said corporation on this 1st day of February, 2001.

[Corporate Seal]

DELAWARE

CERTIFICATE OF MERGER

OF

SIERRA VERDE ENTERPRISES, INC.

INTO

THERMO FLUIDS INC.

December 31, 2002

As required by Delaware General Corporation Law Section 252(c), Sierra Verde Enterprises, Inc., an Arizona corporation, and Thermo Fluids Inc., a Delaware corporation, hereby certify and submit to the Delaware Secretary of State that

1.	Identification of Parties. The name and state of incorporation of each of the constituent corporations are:

A.	Sierra Verde Enterprises, Inc., an Arizona corporation (“Sierra Verde”); and

B.	Thermo Fluids Inc., a Delaware corporation (“Thermo Fluids” or the “Surviving Corporation”).

2.	Agreement Adopted. An Agreement and Plan of Merger (“Agreement”) has been approved, adopted, certified, executed and acknowledged by Sierra Verde and Thermo Fluids in accordance with the provisions of Section 252(b) of the General Corporation Law of the State of Delaware.

3.	Place of Business. The principal place of business of the Surviving Corporation is:

4301 West Jefferson Street

Phoenix, Arizona 85043

4.	Agreement and Plan of Merger Available. The Agreement and Plan of Merger (“Agreement”) is on file at the principal place of business of the Surviving Corporation. A copy of the Agreement may be obtained, on request and without cost, by any stockholder of Sierra Verde or Thermo Fluids.

5.	Incorporation Documents. The Certificate of Incorporation of Thermo Fluids, as previously filed in this State, will serve as the Certificate of Incorporation of the Surviving Corporation.

6.	Shareholder Approval.

6.1	Before the merger, there were 1,700 shares of Sierra Verde common stock outstanding, all of which were entitled to vote on the Agreement. The sole shareholder of Sierra Verde consented to the Agreement. This consent was sufficient for approval of the plan by the holder of Sierra Verde common stock. The common stockholder was the only voting group of Sierra Verde.

6.2	There are 100 shares of Thermo Fluids common stock outstanding, all of which are entitled to vote on the Agreement. The sole shareholder of Thermo Fluids has consented to the Agreement. This consent is sufficient for approval of the plan by the holder of Thermo Fluids common stock. The common stockholder is the only voting group of Thermo Fluids.

IN WITNESS WHEREOF, Thermo Fluids has caused this certificate to be signed by its authorized officer on the date above written.

THERMO FLUIDS INC.

DELAWARE

CERTIFICATE OF MERGER

OF

PENROSE LAND & INVESTMENT CORP.

INTO

THERMO FLUIDS INC.

December 31, 2002

As required by Delaware General Corporation Law Section 252(c), Penrose Land & Investment Corp., a Colorado corporation, and Thermo Fluids Inc., a Delaware corporation, hereby certify and submit to the Delaware Secretary of State that

1.	Identification of Parties. The name and state of incorporation of each of the constituent corporations are

A.	Penrose Land & Investment Corp., a Colorado corporation (“Penrose”); and

B.	Thermo Fluids Inc„ a Delaware corporation (“Thermo Fluids” or the “Surviving Corporation”).

2.	Agreement Adopted. An Agreement and Plan of Merger (“Agreement”) has been approved, adopted, certified, executed and acknowledged by Penrose and Thermo Fluids, in accordance with the provisions of Section 252(b) of the General Corporation Law of the State of Delaware.

3.	Place of Business. The principal place of business of the Surviving Corporation is:

4301 West Jefferson Street

Phoenix, Arizona 85043

4.	Agreement and Plan of Merger Available. The Agreement and Plan of Merger (“Agreement’) is on file at the principal place of business of the Surviving Corporation. A copy of the Agreement may be obtained, on request and without cost, by any stockholder of Penrose or Thermo Fluids.

5.	Incorporation Documents. The Certificate of Incorporation of Thermo Fluids, as previously filed in this State, will serve as the Certificate of Incorporation of the Surviving Corporation.

6.	Shareholder Approval.

6.1	Before the merger, there were 20,000 shares of Penrose common stock outstanding, all of which were entitled to vote on the Agreement. The sole shareholder of Penrose consented to the Agreement. This consent was sufficient for approval of the plan by the holder of Penrose common stock. The common stockholder was the only voting group of Penrose.

6.2	There are 100 shares of Thermo Fluids common stock outstanding, all of which are entitled to vote on the Agreement. The sole shareholder of Thermo Fluids has consented to the Agreement. This consent is sufficient for approval of the plan by the holder of Thermo Fluids common stock. The common stockholder is the only voting group of Thermo Fluids,

IN WITNESS WHEREOF, Thermo Fluids has caused this certificate to be signed by its authorized officer, on the date above written,

THERMO FLUIDS INC.

DELAWARE

CERTIFICATE OF MERGER

OF

IRVIN OIL INC.

INTO

THERMO FLUIDS

December 31, 2002

As required by Delaware General Corporation Law Section 252(c), Irvin Oil, Inc., a Colorado corporation, and Thermo Fluids Inc., a Delaware corporation, hereby certify and submit to the Delaware Secretary of State that:

1.	Identification of Parties. The name and state of incorporation of each of the constituent corporations are:

A.	Irvin Oil, Inc., a Colorado corporation (“Irvin Oil”); and

B.	Thermo Fluids Inc., a Delaware corporation (“Thermo Fluids” or the “Surviving Corporation”).

2.	Agreement Adopted. An Agreement and Plan of Merger (“Agreement”) has been approved, adopted, certified, executed and acknowledged by Irvin Oil and Thermo Fluids in accordance with the provisions of Section 252(b) of the General Corporation Law of the State of Delaware.

3.	Place of Business. The principal place of business of the Surviving Corporation is:

4301 West Jefferson Street

Phoenix, Arizona 85043

4.	Agreement and Plan of Merger Available. The Agreement and Plan of Merger (“Agreement”) is on file at the principal place of business of the Surviving Corporation. A copy of the Agreement may be obtained, on request and without cost, by any stockholder of Irvin Oil or Thermo Fluids.

5.	Incorporation Documents. The Certificate of Incorporation of Thermo Fluids, as previously sled in this State, will serve as the Certificate of Incorporation of the Surviving Corporation.

6.	Shareholder Approval.

6.1	Before the merger, there were 20,000 shares of Irvin Oil common stock outstanding, all of which were entitled to vote on the Agreement. The sole shareholder of Irvin Oil consented to the Agreement. This consent was sufficient for approval of the plan by the holder of Irvin Oil common stock. The common stockholder was the only voting group of Irvin Oil.

6.2	There are 100 shares of Thermo Fluids common stock outstanding, all of which are entitled to vote on the Agreement. The sole shareholder of Thermo Fluids has consented to the Agreement. This consent is sufficient for approval of the plan by the holder of Thermo Fluids common stock. The common stockholder is the only voting group of Thermo Fluids.

IN WITNESS WHEREOF, Thermo Fluids has caused this certificate to be signed by its authorized officer, on the date above written.

THERMO FLUIDS INC.

DELAWARE

CERTIFICATE OF MERGER

OF

TFI ANTIFREEZE SERVICES, INC.

INTO

THERMO FLUIDS INC.

Pursuant to Section 251(c) of the Delaware General Corporation Law, Thermo Fluids Inc., a Delaware corporation, executes the following Certificate of Merger:

1.	The name and state of incorporation of each of the constituent corporations are:

Thermo Fluids Inc.	Delaware
TFI Antifreeze Services, Inc.	Delaware

2.	An Agreement and Plan of Merger (the “Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

3.	The name of the surviving corporation is Thermo Fluids Inc.

4.	The certificate of incorporation of Thermo Fluids Inc. will serve as the certificate of incorporation of the surviving corporation.

5.	The merger will become effective on September 30, 2005.

6.	The Agreement is on file at 4301 West Jefferson Street, Phoenix, Arizona 85043, the principal place of business of the surviving corporation.

7.	A copy of the Agreement will be furnished by the surviving corporation on request, without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, Thermo Fluids Inc. has caused this certificate to be signed by an authorized officer, this         31         day of August, 2005.

THERMO FLUIDS INC.

DELAWARE

CERTIFICATE OF MERGER

OF

E & E ENVIRONMENTAL EXPERTS INC.

INTO

THERMO FLUIDS INC.

Pursuant to Section 252(c) of the Delaware General Corporation Law, Thermo Fluids Inc., a Delaware corporation, executes the following Certificate of Merger:

1.	The name and state of incorporation of each of the constituent corporations are:

Thermo Fluids Inc.	Delaware
E & E Environmental Experts, Inc.	Texas

2.	An Agreement and Plan of Merger (the “Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the General Corporation Law of the State of Delaware.

3.	The name of the surviving corporation is Thermo Fluids Inc.

4.	The certificate of incorporation of Thermo Fluids Inc. will serve as the certificate of incorporation of the surviving corporation.

5.	The merger will become effective on September 30, 2005.

6.	The Agreement is on file at 4301 West Jefferson Street, Phoenix, Arizona 85043, the principal place of business of the surviving corporation.

7.	A copy of the Agreement will be furnished by the surviving corporation on request, without cost, to any stockholder of any constituent corporation.

8.	The authorized capital stock of E & E Environmental Experts, Inc. is 100,000 shares of common stock, no par value.

IN WITNESS WHEREOF, Thermo Fluids Inc. has caused this certificate to be signed by an authorized officer, this         31         day of August, 2005.

THERMO FLUIDS INC.

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for fable to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporatism law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is Thermo Fluids Inc.

2. The Registered Offices of the corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street (street), in the City of Wilmington, County of New Castle Zip Code 1908. The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company.

3. The date of filing of the Corporation’s original Certificate of Incorporation in Delaware was 11/16/1993.

4. The renewal and revival of the charter of this corporation is to be perpetual.

5. The corporation was duly organized and carried on the business authorized by its charter until the 01 day of March A.D. 2010 at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certification for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

THERMO FLUIDS (NORTHWEST) INC.,

A DELAWARE CORPORATION,

WITH AND INTO

THERMO FLUIDS INC.,

A DELAWARE CORPORATION

Thermo Fluids Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), desiring to merge Thermo Fluids (Northwest) Inc., a Delaware corporation, with and into itself, pursuant to the provisions of Section 251 of the Delaware General Corporation Law, does hereby certify as follows:

FIRST:	The name and state of incorporation of each constituent corporation are as follows:

Name of Constituent Corporation	State of Incorporation

Thermo Fluids (Northwest) Inc.	Delaware

Thermo Fluids Inc.	Delaware

SECOND:	An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Section 251 of the Delaware General Corporation Law.

THIRD:	The Corporation shall be the surviving corporation in this merger. The name of the surviving corporation is “Thermo Fluids Inc.”

FOURTH:	The Certificate of Incorporation of the Corporation as in effect at the effective time of this merger shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:	The Agreement and Plan of Merger is on file at Thermo Fluids, Inc., 8925 E. Pima Center Parkway, Suite 105, Scottsdale, AZ 85258.

SIXTH:	A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

SEVENTH:	This merger shall be effective upon filing of this Certificate of Merger.

* * * * *

IN WITNESS WHEREOF, the surviving corporation has caused this Certificate of Merger to be signed by an authorized officer this 30th day of December, 2011.

THERMO FLUIDS INC., a Delaware corporation